Exhibit 32.1
Certification by Chief Executive Officer Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Executive Officer of Stein Mart, Inc. (“Stein Mart”), hereby certify that:
1.the Annual Report on Form 10-K of Stein Mart for the 52 weeks ended February 1, 2020 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 15, 2020	/s/ D. Hunt Hawkins
D. Hunt Hawkins
Chief Executive Officer